SPECIFICATIONS


Contract Owner                              Contract No.

Annuitant                                   Date of Issue


Deduction from Deposit(s) - The Amount of the Net Deposit applied will be the deposit received minus a deduction for premium taxes, if any then deducted (see Net Deposit(s) provision in the Deposit, Reserve, and Surrender Provisions).

Guaranteed Interest Rate - There is a guaranteed interest rate; Aetna may add interest daily at any higher rate (see Guaranteed Interest Rate - General Account provision in the Deposit, Reserve, and Surrender Provisions).

Annual Charge - There is a charge deducted annually (see Reserve provision in the Deposit, Reserve, and Surrender Provisions).

Surrender Fee - There will be a surrender fee deducted for early surrender (see Surrender Value provision in the Deposit, Reserve, and Surrender Provisions).

Deductions From The Separate Account And The Funds - Total deductions equal 1.5% on an annual basis. Once Annuity payments begin, Aetna must earn a gross return on the assets of the Separate Account as stated below so that the dollar amount of the Variable Annuity payments will not decrease: (a) 5% on an annual basis if an assumed net return rate of 3.5% is chosen; or (b) 6.5% on an annual basis if an assumed net return rate of 5% is chosen.

This Contract is a legal contract between the Owner and Aetna.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                                TABLE OF CONTENTS

                                                                            Page

                               GENERAL DEFINITIONS

1.     Annuity.................................................................4
2.     Fixed Annuity...........................................................4
3.     Variable Annuity........................................................4
4.     General Account.........................................................4
5.     Separate Accounts.......................................................4
6.     Fund(s).................................................................4
7.     Valuation Period........................................................4

                               GENERAL PROVISIONS

1.     Contract................................................................5
2.     Incontestability........................................................5
3.     Ownership; Claims of Creditors..........................................5
4.     Beneficiary.............................................................5
5.     Misstatements and Adjustments...........................................5
6.     State Laws..............................................................5
7.     Replacement of Fund(s)..................................................6
8.     Grace Period............................................................6
9.     Non-Participating Contract..............................................6

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS

1.     Net Deposit(s)..........................................................6
2.     Credit of Net Deposit(s)................................................7
3.     Guaranteed Interest Rate - General Account..............................7
4.     Record Units - Separate Account.........................................7
5.     Investment Increment Factors - Separate Account.........................7
6.     Record Unit Value - Separate Account....................................8
7.     Reserve.................................................................8
8.     Transfer of Reserve.....................................................9
9.     Notice to the Owner.....................................................9
10.    Sum Payable at Death (Before Annuity Payments Start)....................9
11.    Surrender Value.........................................................9
12.    Table of Minimum Values - General Account..............................10

                               ANNUITY PROVISIONS

1.     Choices to be Made.....................................................12
2.     Fund(s) Annuity Units - Separate Account...............................12
3.     Fund(s) Annuity Unit Value - Separate Account..........................13
4.     Annuity Options........................................................13
5.     Special Terms Under Annuity Options....................................24
6.     Other Terms of Annuity Options.........................................24

7.     Death of Annuitant/Beneficiary.........................................24

                               GENERAL DEFINITIONS

1.       ANNUITY - Payment of an income:

         (a)   for the life of one or two people;

         (b)   for a stated period;

         (c)   for some mix of (a) and (b); or

         (d)   until there are no funds left.

2. FIXED ANNUITY - An Annuity of a fixed dollar amount paid from the General Account.

3. VARIABLE ANNUITY3y - An Annuity of a varying dollar amount paid from the Separate Account.

4. GENERAL ACCOUNT - The Account which holds the assets of Aetna, other than those assets of Aetna in the Separate Accounts. Reserves for a Fixed Annuity are held in the General Account.

5. SEPARATE ACCOUNTS - Accounts set up by Aetna under the Connecticut Insurance Laws. Assets for this class of variable contracts are set apart from other assets of Aetna. Reserves for a Variable Annuity are held in a Separate Account and invested in shares of Fund(s).

6. FUND(S) - The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940 and made available by Aetna.

7. VALUATION PERIOD - The period of time from the end of one business day to the end of the next business day.

                               GENERAL PROVISIONS

1.       Contract

         This Contract may be changed only by an officer of Aetna. Any change must be made in writing. Any choices under this Contract by the Owner, Annuitant or beneficiary must be in writing. Until receipt of such choices in the Home Office of Aetna, Aetna may rely on any previous choices made.

         Aetna will make Annuity payments as and when due. Any other payments will be made by Aetna within 7 days of receipt of the written claim for payment.

2.       Incontestability

         Aetna cannot cancel this Contract because of any error of fact on the application.

3.       Ownership; Claims of Creditors

         The Owner shall be as stated on the application, or as later changed by the Owner. During the lifetime of the Annuitant, all of the benefits and rights granted by this Contract, or allowed by Aetna, belong to the Owner.

         This Contract is non-transferable and may not be sold, assigned, discounted, or pledged to other than Aetna.

         It is not subject to the claims of any creditors except to the extent permitted by law.

4.       Beneficiary

         The beneficiary shall be as stated on the application, or as later changed by the Owner.

5.       Misstatements and Adjustments

         If the age, sex, or any relevant fact of any payee is found to be misstated, the correct facts will be used to adjust payments.

6.       State Laws

         This Contract follows the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity Tables for Reserve Valuation shall be as required by such state laws, and may be different from the Annuity Table used to determine Annuity Payments.

7.       Replacement of Fund(s)

         Aetna, or the Separate Account(s) and the Fund(s), may:

         (a) change the Fund(s) which may be invested in by the Separate Account(s); and

         (b) replace the shares of any Fund(s) held in the Separate Account(s) with shares of any other Fund(s).

         Such change or replacement must be:

         (1) approved by a majority vote of persons having an interest in the Separate Account(s) and the Fund(s); or

         (2) deemed necessary by Aetna under the Investment Company Act of 1940; or

         (3) deemed necessary by Aetna to accomplish the purpose of the Separate Account(s).

         Aetna will notify the Owner of any such change or replacement.

8.       Grace Period

         This Contract will remain in effect even if deposits are not continued.

9.       Non-Participating Contract

         The Owner will have no right to share in the earnings of Aetna.

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS

1.       Net Deposit(s)

         The Net Deposit is the actual deposit minus a charge to pay premium taxes, if any. As a rule, Aetna will take this charge out of the Reserve (see below) when annuity payments are to start. But, if Aetna determines that it must pay any imposed premium tax at any other time, it may take out the charge at any time.

2.       Credit of Net Deposit(s)

         On the basis of information supplied by the Owner, Aetna will credit the Net Deposit(s) in either:

         (a)   the General Account;

         (b) the Separate Account where it is invested in the Fund(s) as directed by the Owner; or

         (c)   a mix of (a) and (b).

3.       Guaranteed Interest Rate - General Account

         On the Net Deposit(s) made to the General Account, Aetna will add interest daily at an annual rate no less than 4% before annuity payments start. (See Annuity Provisions for rate after annuity payments start).

         Aetna may add interest daily at any higher rate. Such higher rate will be at an annual rate determined prospectively from time to time by the Board of Directors.

4.       Record Units - Separate Account

         The portion of the Net Deposit applied to the Separate Account Fund(s) will determine the number of Record Units. This number is equal to the Net Deposit divided by the Record Unit Value (see below) for the Valuation Period when the Net Deposit is received.

5.       Investment Increment Factors - Separate Account

         Investment Increment Factors are those items used to determine a Fund's net return factor for each Valuation Period. The net return factor(s) are then used to compute all Separate Account values and payments.

         The gross return is equal to:

         (a)   investment income; plus

         (b)   realized and unrealized capital gains; minus

         (c)   realized and unrealized capital losses; minus

         (d)   certain investment expenses; and minus

         (e) a daily charge at an annual rate of .25% for investment management expense and profit.

         The gross return is divided by the net assets of the Fund at the start of the Valuation Period to compute the gross return rate. A gross return rate may be more or less than 0. The net return rate is equal to:

         (a)   the gross return rate; plus or minus

         (b) taxes (or charges to a tax reserve) on the Separate Account; and minus

         (c) a daily charge at an annual rate of 1.25% for annuity mortality and expense risks and profit.

         A net return rate may be more or less than 0.

         The net return factor for each Fund is equal to the net return rate plus 1.000000.

6.       Record Unit Value - Separate Account

         The Record Unit Value of each Separate Account Fund is computed by multiplying the net return factor for the current Valuation Period by the Record Unit Value for the previous Period. The dollar value of Record Units, Separate Account Reserves, and Variable Annuity payments may go up or down due to investment gain or loss.

7.       Reserve

         The Reserve is equal to:

         (a)   the Net Deposit(s) credited to the General Account (if any); plus

         (b)   General Account interest added by Aetna; plus

         (c)   the value of the Separate Account Record Units (if any); minus

         (d) a charge of $20 on each anniversary of the Date of Issue of this Contract; and minus

         (e)   any amounts previously surrendered.

8.       Transfer of Reserve

         The Owner may transfer any portion of the Reserve from any Fund to any other Fund or to the General Account. The Reserve cannot be transferred from the

         General Account to any of the Funds. A transfer of the Reserve cannot be made within 90 days of a previous transfer.

9.       Notice to the Owner

         Aetna will notify the Owner each year of:

         (a)   the investments held in the Fund(s) for the Separate Account; and

         (b)   the number of record units; or

         (c)   the number of annuity units; and

         (d)   the value of a unit.

         Such number or values will be as of a date no more than 60 days before the date of the notice.

10.      Sum Payable at Death (Before Annuity Payments Start)

         Aetna will pay to the beneficiary the Reserve if:

         (a)   the Annuitant dies before Annuity payments start; and

         (b)   the notice of death is received by Aetna.

         If no beneficiary is living when the Annuitant dies, payment will be made to the estate of the Owner, or the Owner if not the Annuitant. The sum paid will be the Reserve on the date when the notice is received. The beneficiary may choose to apply any sum under Annuity Options (see Annuity Provisions).

11.      Surrender Value

         The Owner, before Annuity payments start, may choose to surrender all or a portion of the Reserve. The amount paid by Aetna on any surrender will be the Reserve surrendered less a percentage charge. The charge will vary according to the number of Deposit Cycles completed. The number and amount of deposits to be made in a year is chosen by the Owner. A Deposit Cycle is completed when this number or amount of deposits has been made. The number of completed Deposit Cycles may not be greater than the number of whole years since the Date of Issue of this Contract. For each surrender the charge will be as follows:

                      Number of Deposit Cycles Completed        Charge

                      Less than 5                                  5%
                      5 or more but less than 7                    4%
                      7 or more but less than 9                    3%
                      9 or more                                    2%

         No such charge shall be applied:

         (a)   When the Annuitant dies; or

         (b) When an annuity option is elected and when the right under the Annuity Option to receive the present value of the Annuity is not exercised within a 3 year period after the start of payments.

         In no event, however, will the charge on a total surrender of this Contract exceed 9% of the actual deposits.

         Under certain emergency conditions, Aetna has the right to defer payment of any surrender value:

         (a)   for a period of 6 months as provided by state law; and

         (b)   as provided by federal law.

12.      Table of Minimum Values - General Account

         The Values in the following Table only apply to Annual Deposits of exactly $1,000 credited by Aetna to the General Account. Values would be different for other modes of Deposits, Deposits in an amount other than $1,000, Deposits not made when due, prior partial surrenders, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate.

         The Surrender Value assumes that a Deposit of exactly $1,000 is credited by Aetna and applied at the Guaranteed Interest Rate in the General Account at the beginning of the first contract year and each contract year thereafter. The charge referred to in the Reserve provision is deducted. The applicable surrender charge in the Surrender Value provision is deducted.

                 TABLE OF MINIMUM (FIXED) GENERAL ACCOUNT VALUES

                PER $1,000 OF NET DEPOSIT TO THE GENERAL ACCOUNT

                                         Minimum                                               Minimum
     End of            Minimum          Surrender           End of           Minimum          Surrender
      Year           Reserve              Value              Year            Reserve            Value
        1              $ 1,020            $ 969               16            $ 22,261          $ 21,816
        2               2,081             1,977               17              24,171            23,688
        3               3,184             3,025               18              26,158            25,635
        4               4,331             4,115               19              28,224            27,660
        5               5,524             5,304               20              30,373            29,766
        6               6,765             6,495               25              42,478            41,629
        7               8,056             7,815
        8               9,398             9,117               30              57,206            56,063
        9               10,794            10,579
       10               2,246             12,001              35              75,124
       11               3,756             13,481              40              96,925
       12               15,326            15,020
       13               16,959            16,620              45             123,448
       14               18,658            18,285
       15               20,424            20,016              50             155,719

                               ANNUITY PROVISIONS

1.       Choices to be Made

         The Owner may tell Aetna to pay the Reserve (minus any charge for premium taxes) as a premium for an Annuity under Options 2, 3, 4, and 5 (see below). (See Other Terms of Annuity Options provision). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. The Owner may tell Aetna to make the first Annuity payment on the first day of any prior month.

         When any option is chosen, the Owner or beneficiary choosing the option must tell Aetna if payments are to be made other than monthly. They must also tell Aetna to pay:

         (a)   a Fixed Annuity;

         (b)   a Variable Annuity using any Fund(s) made available by Aetna; or

         (c)   any mix of these.

         When choosing a Fixed Annuity, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

         When choosing a Variable Annuity, an assumed net return rate of 5% per year may be chosen. If not chosen, Aetna will use an assumed net return rate of 3.5% per year.

2.       Fund(s) Annuity Units - Separate Account

         the amount of the first Variable Annuity payment will be equal to:

         (a) the portion of the Individual Account Reserve (minus any charges for premium taxes) to be used to pay a Variable Annuity using the Fund(s); times

         (b)   the rate for each $1,000 for the Option chosen.

         Such amount, or portion, of the payment using a Fund will be divided by the Fund(s) Annuity Unit Value (see below) on the due date of the first payment to determine the number of the Fund(s) Annuity Units.

         Such number of the Fund(s) Annuity Units remains fixed. Each future payment is equal to such number times the Fund(s) Annuity Value on the due date of each payment.

3.       Fund(s) Annuity Unit Value - Separate Account

         For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

         (a)   the Value for the next previous Period; times

         (b) the net return factor(s) (see Investment Increment Factors - Separate Account provisions) for the tenth previous Period; times

         (c)   a factor to reflect the assumed net return rate.

         The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

         The dollar amount of Annuity Units, values, and payments may go up or down due to investment gain or loss.

         Payments shall not be changed due to mortality or expense results.

4.       Annuity Options

         Option 1 - Payment of Interest on Sum Left With Aetna - General Account
         - This Option may be used only by the beneficiary when the death of the Annuitant is before Aetna has started paying an Annuity. A portion or all of the sum due may be held in the General Account of Aetna at interest (see Guaranteed Interest Rate - General Account provision). The beneficiary may later tell Aetna to:

         (a)   pay a portion, or all, of the sum held by Aetna; or

         (b) apply a portion, or all, of the sum held by Aetna under any of the Annuity Options below.

         Option 2 - Payments of a Stated Dollar Amount - An Annuity of a chosen amount will be paid until there are no funds left. The payments to be made in a year must be no less than $60 for each $1,000 applied to this Option, but cannot exceed a level amount which would deplete the funds in less than 3 years.

         Where there is a right under Federal Securities Law to forego future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).

         Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be no less than 3 and no more than 30.

         Where there is a right under Federal Securities Law to forego future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                          PAYMENTS FOR A STATED PERIOD

     Years of          Amount of          Years of         Amount of         Years of         Amount of
     Payments           Payments          Payments          Payments         Payments          Payments
        3                $29.19              13               $7.94             22               $5.39
        4                 22.27              14                7.49             23                5.24
        5                 18.12              15                7.10             24                5.09
        6                 15.35              16                6.76             25                4.96
        7                 13.38              17                6.47             26                4.84
        8                 11.90              18                6.20             27                4.73
        9                 10.75              19                5.97             28                4.63
       10                  9.83              20                5.75             29                4.53
       11                  9.09              21                5.56             30                4.45
       12                  8.46

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                          PAYMENTS FOR A STATED PERIOD

    Years of          Amount of          Years of         Amount of          Years of         Amount of
    Payments           Payments          Payments          Payments          Payments          Payments
        3               $29.80              13               $8.64              22               $6.17
        4                22.89              14                8.20              23                6.02
        5                18.74              15                7.82              24                5.88
        6                15.99              16                7.49              25                5.76
        7                14.02              17                7.20              26                5.65
        8                12.56              18                6.94              27                5.54
        9                11.42              19                6.71              28                5.45
       10                10.51              20                6.51              29                5.36
       11                 9.77              21                6.33              30                5.28
       12                 9.16

Option 4 - Life Income - An Annuity will be paid for life. Payments may be made for a minimum stated period, if chosen, of 60, 120, 180 or 240 months. If the Annuitant dies before the end of such stated period, payments will be made to the beneficiary for the rest of the stated period.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                LIFE INCOME WITH

              Age of                           Payments Guaranteed for a Stated Period of Months:
             Annuitant                   None            60             120           180           240
      Male              Female
       50                 55             $4.98          $4.96         $4.89          $4.77         $4.62
       51                 56              5.08           5.05          4.98           4.85          4.68
       52                 57              5.18           5.16          5.07           4.93          4.74
       53                 58              5.30           5.26          5.17           5.01          4.80
       54                 59              5.41           5.38          5.27           5.09          4.86

       55                 60              5.54           5.49          5.37           5.17          4.92
       56                 61              5.67           5.62          5.48           5.26          4.98
       57                 62              5.80           5.75          5.59           5.35          5.04
       58                 63              5.95           5.89          5.71           5.44          5.10
       59                 64              6.10           6.03          5.83           5.53          5.16

       60                 65              6.27           6.19          5.96           5.62          5.22
       61                 66              6.44           6.35          6.09           5.72          5.27
       62                 67              6.63           6.52          6.23           5.81          5.33
       63                 68              6.82           6.71          6.38           5.91          5.38
       64                 69              7.04           6.90          6.53           6.00          5.43

       65                 70              7.26           7.11          6.68           6.10          5.47
       66                 71              7.50           7.33          6.84           6.19          5.52
       67                 72              7.76           7.56          7.01           6.28          5.55
       68                 73              8.04           7.80          7.18           6.37          5.59
       69                 74              8.34           8.07          7.35           6.46          5.62

       70                 75              8.67           8.34          7.52           6.54          5.65
       71                                 9.01           8.63          7.70           6.62          5.67
       72                                 9.39           8.94          7.88           6.69          5.69
       73                                 9.79           9.26          8.05           6.76          5.71
       74                                10.22           9.61          8.22           6.81          5.72
       75                                10.69           9.96          8.39           6.87          5.73

          Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the
                                  above tables.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

          Rates for Variable Annuity with Assumed Net Return Rate of 5%

                                LIFE INCOME WITH

              Age of                           Payments Guaranteed for a Stated Period of Months:
             Annuitant                   None            60             120           180           240
      Male              Female
       50                 55             $5.89          $5.86         $5.78          $5.65         $5.48
       51                 56              5.99           5.96          5.86           5.71          5.53
       52                 57              6.09           6.06          5.95           5.79          5.59
       53                 58              6.20           6.16          6.04           5.86          5.64
       54                 59              6.32           6.27          6.14           5.94          5.70

       55                 60              6.44           6.39          6.24           6.02          5.75
       56                 61              6.57           6.51          6.34           6.10          5.80
       57                 62              6.71           6.64          6.45           6.18          5.86
       58                 63              6.85           6.77          6.56           6.26          5.91
       59                 64              7.00           6.92          6.68           6.35          5.97

       60                 65              7.16           7.07          6.80           6.43          6.02
       61                 66              7.34           7.23          6.93           6.52          6.07
       62                 67              7.52           7.40          7.06           6.61          6.12
       63                 68              7.72           7.58          7.20           6.70          6.17
       64                 69              7.93           7.77          7.35           6.79          6.21

       65                 70              8.16           7.97          7.50           6.88          6.25
       66                 71              8.40           8.19          7.65           6.97          6.29
       67                 72              8.66           8.42          7.81           7.05          6.33
       68                 73              8.94           8.66          7.97           7.14          6.36
       69                 74              9.24           8.92          8.13           7.22          6.39

       70                 75              9.56           9.19          8.30           7.29          6.41
       71                                 9.91           9.48          8.47           7.36          6.43
       72                                10.29           9.78          8.64           7.43          6.45
       73                                10.69          10.10          8.80           7.49          6.47
       74                                11.13          10.43          8.97           7.55          6.48
       75                                11.60          10.79          9.13           7.60          6.49

          Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the
                                  above tables.

Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second annuitant. At the death of either, payments will continue to the survivor. When this option is chosen, a choice must be made of:

         (a)   100% of the payment to continue to the survivor;

         (b)   66 2/3% of the payment to continue to the survivor;

         (c)   50% of the payment to continue to the survivor; or

         (d) payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------
   50         55          $4.10       $4.27          $4.43        $4.57        $4.69        $4.79        $4.86
   55         60           4.21        4.43           4.65         4.86         5.04         5.20         5.32
   60         65           4.30        4.57           4.86         5.15         5.43         5.68         5.88
   65         70           4.38        4.69           5.04         5.43         5.83         6.21         6.56
   70         75           4.44        4.79           5.20         5.68         6.21         6.78         7.33
   75         80           4.48        4.86           5.32         5.88         6.56         7.33         8.16
   80         85            --         4.91           5.41         6.03         6.82         7.80         8.95


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45      Male 50       Male 55      Male 60       Male 65      Male 70     Male 75
  Male      Female    Female 50    Female 55     Female 60    Female 65     Female 70    Female 75
  ----      ------    ---------    ---------     ---------    ---------     ---------    ---------
   50         55         $5.00        $5.16          $5.31        $5.44        $5.57        $5.67        $5.75
   55         60          5.11         5.31           5.51         5.71         5.90         6.06         6.19
   60         65          5.20         5.44           5.71         5.99         6.26         6.52         6.73
   65         70          5.28         5.57           5.90         6.26         6.65         7.04         7.38
   70         75          5.34         5.67           6.06         6.52         7.04         7.59         8.14
   75         80          5.38         5.75           6.19         6.73         6.38         8.14         8.96
   80         85           --          5.81           6.29         6.90         7.66         8.62         9.76

          Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the
                                  above tables.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66 2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

        Age of
   Second Annuitant                                        Age of Annuitant
                          Male 45       Male 50      Male 55      Male 60     Male 65      Male 70     Male 75
   Male       Female     Female 50     Female 55    Female 60    Female 65   Female 70    Female 75
   ----       ------     ---------     ---------    ---------    ---------   ---------    ---------
    50           55        $4.51        $4.72        $4.94        $5.18        $5.44       $5.71       $6.00
    55           60         4.70         4.94         5.20         5.49         5.81        6.14        6.49
    60           65         4.90         5.18         5.49         5.84         6.23        6.65        7.09
    65           70         5.11         5.44         5.81         6.23         6.71        7.25        7.82
    70           75         5.34         5.71         6.14         6.65         7.25        7.93        8.69
    75           80         5.58         6.00         6.49         7.09         7.82        8.69        9.69
    80           85          --          6.28         6.84         7.53         8.39        9.47       10.77

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66 2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of
    Second Annuitant                                        Age of Annuitant
                            Male 45      Male 50      Male 55     Male 60      Male 65      Male 70     Male 75
   Male        Female      Female 50    Female 55    Female 60   Female 65    Female 70    Female 75
   ----        ------      ---------    ---------    ---------   ---------    ---------    ---------
    50           55         $5.43         $5.62        $5.84        $6.08      $6.36         $6.65        $6.98
    55           60          5.62          5.84         6.10         6.38       6.70          7.06         7.44
    60           65          5.82          6.08         6.38         6.72       7.11          7.54         8.01
    65           70          6.06          6.36         6.70         7.11       7.58          8.12         8.71
    70           75          6.31          6.65         7.06         7.54       8.12          8.80         9.56
    75           80          6.59          6.98         7.44         8.01       8.71          9.56        10.56
    80           85           --           7.31         7.84         8.49       9.33         10.38        11.66

          Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the
                                  above tables.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------
   50         55        $4.75        $4.98          $5.24        $5.55        $5.91        $6.32        $6.79
   55         60         4.99         5.24           5.54         5.88         6.28         6.76         7.30
   60         65         5.26         5.55           5.88         6.27         6.73         7.27         7.90
   65         70         5.59         5.91           6.28         6.73         7.26         7.90         8.65
   70         75         5.96         6.32           6.76         7.27         7.90         8.67         9.57
   75         80         6.37         6.79           7.30         7.90         8.65         9.57        10.69
   80         85         --           7.30           7.88         8.59         9.49        10.61        12.00

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------
   50         55        $5.67        $5.89          $6.15        $6.47        $6.84        $7.29        $7.81
   55         60         5.91         6.15           6.44         6.78         7.20         7.70         8.28
   60         65         6.20         6.47           6.78         7.16         7.63         8.19         8.86
   65         70         6.54         6.84           7.20         7.63         8.16         8.80         9.58
   70         75         6.95         7.29           7.70         8.19         8.80         9.56        10.48
   75         80         7.42         7.81           8.28         8.86         9.58        10.48        11.60
   80         85         --           8.39           8.94         9.61        10.46        11.56        12.92

          Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the
                                  above tables.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------
    50         55       $4.10        $4.27          $4.42        $4.56        $4.68        $4.77        $4.83
    55         60        4.21         4.42           4.64         4.84         5.02         5.16         5.26
    60         65        4.30         4.56           4.84         5.12         5.38         5.61         5.78
    65         70        4.37         4.68           5.02         5.38         5.76         6.10         6.37
    70         75        4.42         4.77           5.16         5.61         6.10         6.58         7.00
    75         80        4.46         4.83           5.26         5.78         6.37         7.00         7.58
    80         85        --           4.86           5.33         5.88         6.55         7.29         8.02

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------
    50         55        $5.00        $5.15         $5.30        $5.43        $5.55        $5.64        $5.71
    55         60         5.10         5.30          5.50         5.69         5.87         6.01         6.12
    60         65         5.19         5.43          5.69         5.96         6.21         6.44         6.61
    65         70         5.27         5.55          5.87         6.21         6.57         6.90         7.17
    70         75         5.32         5.64          6.01         6.44         6.90         7.37         7.78
    75         80         5.36         5.71          6.12         6.61         7.17         7.78         8.34
    80         85         --           5.75          6.19         6.72         7.35         8.06         8.76

          Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the
                                  above tables.

5.       Special Terms Under Annuity Options

         (a) when payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

         (b) the present value of the payments to the Annuitant when payments start shall be more than 50% of the present value of the payments to be made to all payees; this restriction does not apply if Option 5 is chosen and the second Annuitant is the spouse of the Annuitant.

6.       Other Terms of Annuity Options

         No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

         Age, where used in the above tables, means age nearest birthday on the date of the first payment. The tables for Options 4 and 5 use the Annuity table for 1949 with:

         (a)   a 1 year age reduction for males; and

         (b)   a 6 year age reduction for females.

         Payments shall not be changed due to mortality or expense results.

         If Fixed Annuity Options 3, 4, or 5 are chosen and a larger payment would result from applying the Surrender Value to a current Aetna single premium immediate annuity, Aetna will make the larger payment.

7.       Death of Annuitant/Beneficiary

         When an Annuitant dies while payments are being made under an Annuity Option, payments will be continued to the beneficiary as provided by the option. If no beneficiary is living, the present value of any remaining payments will be paid in one sum to the estate of the Owner, or the Owner if not the Annuitant. The present value will assume the same interest rate that was used when the first payment was made.

         When a beneficiary dies while a sum is held at interest, the amount held will be paid in one sum to the estate of the beneficiary. When a beneficiary dies while payments are being made under an Annuity Option, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The present value will assume the same interest rate that was used when the first payment was made.